Exhibit 99.1

GameSquare Solidifies Balance Sheet Through a $6.5 Million Pre-Paid

Advance Agreement with Yorkville Advisors Global L.P.

Financing Follows Non-Core Asset Sales that Raised
over $36 Million of Non-Dilutive Capital

GameSquare Intends to Repay Outstanding
King Street Partners LLC Convertible Debenture

FRISCO, TX / July 8, 2024 / GameSquare Holdings, Inc. (NASDAQ: GAME), (“GameSquare”, or the “Company”), today announced that it has entered into a $6.5 million pre-paid advance agreement (the “PPA”) with an investment fund managed by Yorkville Advisors Global L.P (“Yorkville”). In conjunction with the Yorkville transaction, the Company intends to repay the $5.7 million balance on its convertible debenture with King Street Partners LLC.

Justin Kenna, CEO of GameSquare stated, “Today’s announcement is the culmination of our efforts over the past seven months to strengthen our balance sheet - primary through non-dilutive sales of non-core assets. I am also pleased to announce that we intend to repay our outstanding convertible debenture balance with King Street. With a strengthened balance sheet and capital position, we have the financial resources in place to support the growth strategies we are pursuing and take advantage of growing demand trends currently underway across our global markets.”

In accordance with the terms of the PPA, Yorkville has committed to purchase up to $6.5 million of GameSquare’s common stock over the course of 12 months, which will be purchased by Yorkville at 93% of the face amount. Each Advance may be up to the greater of (i) 500,000 shares or (ii) such amount as is equal to 100% of the average daily volume traded of the common shares during the 5 trading days immediately prior to the date the Company requests each Advance. The amount of Advance can be increased at mutual consent of the Company and the Investor.

The issuance of the shares under the PPA is subject to certain limitations, including that the aggregate number of shares of common stock issued pursuant to the PPA cannot exceed 4.99% of the Company’s outstanding shares at any one time. Interest will accrue on the outstanding balance of any Pre-Paid Advance at an annual rate equal to 0%, subject to an increase to 18% upon events of default described in the PPA. In addition, Yorkville may not engage in short sales while Pre-Paid Advances are outstanding.

Northland Capital Markets acted as the sole placement agent for the transaction.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The offering of the securities described in this press release is subject to the effectiveness of Company’s registration statement on Form S-1 (the “Registration Statement”), and the related base prospectus included in the Registration Statement, as supplemented by a prospectus supplement to be filed with the SEC. Copies of the prospectus supplement and accompanying prospectus may be obtained when filed with the SEC at the SEC’s website at www.sec.gov.

About GameSquare Holdings, Inc.

GameSquare’s (NASDAQ: GAME) mission is to revolutionize the way brands and game publishers connect with hard-to-reach Gen Z, Gen Alpha, and Millennial audiences. Our next generation media, entertainment, and technology capabilities drive compelling outcomes for creators and maximize our brand partners’ return on investment. Through our purpose-built platform, we provide award winning marketing and creative services, offer leading data and analytics solutions, and amplify awareness through FaZe Clan, one of the most prominent and influential gaming organizations in the world. With an audience reach of 1 billion digitally native consumers across our media network and roster of creators, we are reshaping the landscape of digital media and immersive entertainment. GameSquare’s largest investors are Dallas Cowboys owner Jerry Jones and the Goff family.

To learn more, visit www.gamesquare.com.

Forward-Looking Information

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking statements”) within the meaning of the applicable securities legislation. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “believes” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. In this news release, forward-looking statements relate, among other things, to: the Company’s filing of a registration statement on SEC Form S-1 and the SEC’s approval of such registration statement, Company’s and FaZe Media Inc.’s future performance, revenue, growth and profitability; and the Company’s and FaZe Media’s ability to execute their business plans. These forward-looking statements are provided only to provide information currently available to us and are not intended to serve as and must not be relied on by any investor as, a guarantee, assurance or definitive statement of fact or probability. Forward-looking statements are necessarily based upon a number of estimates and assumptions which include, but are not limited to: the Company’s and FaZe Media’s ability to grow their business and being able to execute on their business plans, the Company being able to complete and successfully integrate acquisitions, the Company being able to recognize and capitalize on opportunities and the Company continuing to attract qualified personnel to supports its development requirements. These assumptions, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the Company’s ability to achieve its objectives, the Company successfully executing its growth strategy, the ability of the Company to obtain future financings or complete offerings on acceptable terms, failure to leverage the Company’s portfolio across entertainment and media platforms, dependence on the Company’s key personnel and general business, economic, competitive, political and social uncertainties. These risk factors are not intended to represent a complete list of the factors that could affect the Company which are discussed in the Company’s most recent MD&A. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on the forward-looking statements and information contained in this news release. GameSquare assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

Corporate Contact

Lou Schwartz, President

Phone: (216) 464-6400

Email: ir@gamesquare.com

Investor Relations

Andrew Berger

Phone: (216) 464-6400

Email: ir@gamesquare.com

Media Relations

Chelsey Northern / The Untold

Phone: (254) 855-4028

Email: pr@gamesquare.com